UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GMO Trust

(Exact name of registrant as specified in its charter)

Massachusetts (State of incorporation or organization)	See below (IRS Employer Identification No.)
c/o Grantham, Mayo, Van Otterloo & Co. LLC 53 State Street Boston, MA 02109 (Address of Principal Executive Offices, Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
GMO International Equity Fund, ETF Class	NYSE Arca, Inc.	04-3009441

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 002-98772

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the ETF Class shares of beneficial interest of GMO International Equity Fund, a series of the Registrant, is set forth in Post-Effective Amendment No. 240 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 002-98772, 811-04347), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001104659-26-111993 on September 29, 2026, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is hereby also incorporated herein by reference.

Item 2.	Exhibit

A.	Amended and Restated Agreement and Declaration of Trust of GMO Trust, dated September 17, 2026, is incorporated herein by reference to Exhibit (a)(1) to Post-Effective Amendment No. 240 to the Registrant’s Registration Statement on Form N-1A (File Nos. 002-98772 and 811-04347), as filed with the SEC on September 29, 2026.

B.	Amended and Restated By-Laws of the Trust, effective as of March 1, 2007, as amended June 20, 2024, are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 230 to the Registrant’s Registration Statement on Form N-1A (File Nos. 002-98772 and 811-04347), as filed with the SEC on June 28, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 30, 2026	GMO Trust

	By:	/s/ Tara Pari
Tara Pari
Chief Executive Officer; Principal Executive Officer